PGIM Investments LLC

655 Broad Street

Newark, New Jersey 07102

AST Investment Services, Inc.

One Corporate Drive

Shelton, Connecticut 06484

November 1, 2022

The Board of Trustees of Advanced Series Trust

655 Broad Street

Newark, New Jersey 07102

Re: Contractual Fee Waivers

PGIM Investments LLC and AST Investment Services, Inc. (collectively, the "Manager") hereby agree to cap expenses / reimburse certain expenses and/or waive a portion of their investment management fees as more particularly described and set forth for the Portfolio listed on Exhibit A hereto.

Very truly yours,

PGIM Investments LLC

By: /s/ Timothy Cronin Name:	Timothy S. CroninTitle:Senior Vice President

AST Investment Services, Inc.

By: /s/ Timothy Cronin

Name:	Timothy S. Cronin
Title:	President

Exhibit A

AST J.P. Morgan Global Thematic Portfolio: The Manager has contractually agreed to waive 0.048% of its investment management fee through June 30, 2024. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.